Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

AKAMAI Ltd. — Incorporated in the United Kingdom

AKAMAI GMBH — Incorporated in Germany

AKAMAI SARL — Incorporated in France

AKAMAI TECHNOLOGIES NETHERLANDS BV — Incorporated in the Netherlands

AKAMAI INTERNAIONAL BV — Incorporated in the Netherlands

AKAMAI SECURITIES TRUST — Registered in Massachusetts

AKAMAI CORPORATE LLC — Organized in Delaware

AKAMAI SALES LLC — Organized in Delaware

AKAMAI JAPAN — Incorporated in Japan

KAHUA HK LIMITED  — Organized in Hong Kong